SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant    [X]

Filed by a Party other than the Registrant  [  ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement          [  ]  Confidential, For use of the
                                                  Commission Only (as permitted
                                                  by Rule 14a-6(e)(2)
[X]    Definitive Proxy Statement
[ ]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           SAFEGUARD SCIENTIFICS, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

[X]     No fee required.

[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1) Title of each class of securities to which transaction applies:

        (2) Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11(set forth the amount on which the filing fee is calculated and state how it was determined):

        (4) Proposed maximum aggregate value of transaction:

        (5) Total fee paid

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        (1) Amount previously paid:
        (2) Form, Schedule or Registration Statement No.:
        (3) Filing Party:
        (4) Date Filed:

                                [SAFEGUARD LOGO]
                           800 The Safeguard Building
                              435 Devon Park Drive
                              Wayne, PA 19087-1945

                              Phone: (610) 293-0600
                            Toll-Free: (888) SFE-1200
                               Fax: (610) 293-0601

                           Internet: www.safeguard.com


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


Dear Safeguard Stockholder:

You are invited to attend the Safeguard Scientifics, Inc. 1999 Annual Meeting of Stockholders.

DATE:                 Thursday, May 20, 1999

TIME:                 4:00 p.m. Eastern time

PLACE:                The Desmond Great Valley Hotel and Conference Center
                      One Liberty Boulevard
                      Malvern, Pennsylvania 19355
                      (610) 296-9800 or (800) 575-1776

DIRECTIONS:           Included on the last page

No admission tickets are required. If you cannot attend the meeting in person, you may listen to the meeting over the Internet through Vcall, Inc. at http://www.vcall.com. Please go to this web site approximately fifteen minutes early to register and download any necessary audio software.

Only stockholders who owned stock at the close of business on March 25, 1999, can vote at this meeting or any adjournments that may take place.

At the meeting, we will

o   elect 14 directors,
o   request approval of the 1999 Equity Compensation Plan,
o request approval of an amendment to our Articles of Incorporation to increase the authorized shares of common stock,
o request approval of an amendment to our Articles of Incorporation to increase the authorized shares of preferred stock, and
o   attend to any other business properly presented at the meeting.

We also will report on Safeguard's 1998 business results and other matters of interest to our stockholders. You will have an opportunity at the meeting to ask questions, make comments, and meet our management team.

Our board of directors is a vital resource. We consider your vote important, no matter how many shares you hold, and we encourage you to vote as soon as possible.

We have rewritten and reformatted our proxy statement to make it easier to read. We encourage you to read this document, and we welcome your comments on the new format.

The proxy statement, accompanying proxy card, and 1998 annual report are being mailed to stockholders beginning April 12, 1999, in connection with the solicitation of proxies by the board of directors.

Please contact Sandi Murtland, Investor Relations Coordinator, with any questions or concerns.

Sincerely,


/s/ Warren V. Musser                              /s/ James A. Ounsworth
-------------------------------                   ------------------------------
Warren V. Musser                                  James A. Ounsworth
Chairman of the Board                             Secretary
and Chief Executive Officer


April 12, 1999

--------------------------------------------------------------------------------
                              QUESTIONS AND ANSWERS
--------------------------------------------------------------------------------

Q:   Who is entitled to vote?
A: Stockholders of record as of the close of business on March 25, 1999, may vote at the annual meeting.

Q:   How many shares can vote?
A: On March 25, 1999, there were 32,149,402 shares issued and outstanding. Every stockholder may cast one vote for each share owned. In the election of directors, stockholders have the right of cumulative voting (described below).

Q:   What may I vote on?
A:   You may vote on the following items:
     o the election of 14 directors who have been nominated to serve on our board of directors
     o approval of our 1999 Equity Compensation Plan
     o a resolution to amend our Articles of Incorporation to increase the number of shares of common stock authorized for issuance
     o a resolution to amend our Articles of Incorporation to increase the number of shares of preferred stock authorized for issuance
     o any other business that is properly presented at the meeting

Q:   How does the board recommend I vote on each  proposal?
A: The board recommends a vote FOR each board nominee and FOR each other proposal on the agenda. The board requests discretionary authority to cumulate votes.

Q:   How do I vote?
A: Sign and date each proxy card you receive, mark the boxes indicating how you wish to vote, and return the proxy card in the prepaid envelope provided. In the election of directors, if you wish to vote cumulatively, please follow the directions in the next question.

     If you sign your proxy card but do not mark any boxes showing how you wish to vote, Warren V. Musser and James A. Ounsworth will vote your shares as recommended by the board of directors.

Q:   What does cumulative voting mean?
A: Cumulative voting applies only in the election of directors. It means that you may cast a number of votes equal to the number of Safeguard shares you own multiplied by the number of directors to be elected. For example, since 14 directors are standing for election at this year's annual meeting, if you hold 100 shares of Safeguard stock, you may cast 1,400 votes in the election of directors. You may distribute those votes among the nominees as you wish. In other words, in the example provided, you may cast all 1,400 votes for one nominee or allocate them among two or more nominees in any amount you like, as long as the total equals 1,400 votes.

     To vote cumulatively, you must
     o write the words "cumulate for" in the space provided under item 1 of the proxy card, and
     o write the name of each nominee and the number of votes to be cast for each nominee in that space.

     If you vote cumulatively, please check to be sure that the number of votes you cast adds up to the number of shares you own multiplied by 14. If the number of votes does not add up correctly, our proxy tabulator will return the proxy card to you for clarification and will not vote your shares until a properly completed proxy card has been returned to them.

Q:   What if I hold my Safeguard shares in a brokerage account?
A: If you hold your Safeguard shares through a broker, bank or other nominee, you will receive a voting instruction form directly from them describing

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


     how to vote your shares. This form will, in most cases, offer you three ways to vote:
     1.  by telephone,
     2.  via the Internet, or
     3.  by returning the form to your broker.

Q:   What if I want to change my vote?
A: You may change your vote at any time before the meeting in any of the following three ways:
     1.  notify our corporate secretary, James A. Ounsworth, in writing,
     2.  vote in person at the meeting, or
     3.  submit a proxy card with a later date.

     If you hold your shares through a broker, bank or other nominee and wish to vote at the meeting, you must obtain a legal proxy from that nominee authorizing you to vote at the meeting. We will be unable to accept a vote from you at the meeting without that form. If you hold your shares directly and wish to vote at the meeting, no additional forms will be required.

Q:   How will directors be elected?
A: The 14 nominees who receive the highest number of affirmative votes at a meeting at which a quorum is present will be elected as directors.

Q:   What vote is required to adopt the 1999 Equity Compensation Plan?
A: To approve the plan, a quorum must be present and voting on the plan, and a majority of the votes cast must be in favor of the plan.
Q: What vote is required to approve the proposals to amend the Articles of Incorporation?
A: To approve the amendments to our Articles of Incorporation, a quorum must be present at the meeting and a majority of the votes cast by the stockholders entitled to vote on each proposal must be in favor of each proposal.

Q:   Who will count the votes?
A: A representative of ChaseMellon Shareholder Services, L.L.C., our registrar and transfer agent, will count the votes and act as the judge of election.

Q:   What does it mean if I get more than one proxy card?
A: Your shares may be registered differently or may be in more than one account. We encourage you to have all accounts registered in the exact same name and address (whenever possible). You may obtain information about how to do this by contacting our transfer agent:

     ChaseMellon Shareholder Services
     85 Challenger Road
     Ridgefield Park, NJ 07660
     Toll-free telephone 800-526-0801.

     If you provide ChaseMellon with photocopies of the proxy cards that you receive or with the account numbers that appear on each proxy card, it will be easier to accomplish this.

     You also can find information on transferring shares and other useful stockholder information on their web site at www.chasemellon.com.

Q:   What is a quorum?
A: A quorum is a majority of the outstanding shares. The shares may be represented at the meeting either in person or by proxy. To hold the meeting, there must be a quorum present.

Q:   What is the effect if I abstain or fail to give instructions to my broker?
A:   If you submit a properly executed proxy, your shares will be counted as

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

     part of the quorum even if you abstain from voting or withhold your vote for a particular director.

     Broker non-votes also are counted as part of the quorum. A broker non-vote occurs when banks, brokers or other nominees holding shares on behalf of a stockholder do not receive voting instructions from the stockholder by a specified date before the meeting. In this event, banks, brokers and other nominees may vote those shares on matters deemed routine by the New York Stock Exchange. The election of directors and the amendment to our Articles of Incorporation to increase the number of shares of common stock authorized for issuance are considered routine matters. Approval of the 1999 Equity Compensation Plan and the amendment to our Articles of Incorporation to increase the number of shares of preferred stock authorized for issuance are considered non-routine matters. Therefore, brokers, banks or other nominees will not be able to vote on those proposals without instructions from the stockholder. This will result in a "broker non-vote" on each of those matters equal to the number of shares for which they do not receive specific voting instructions.

     Broker non-votes and abstentions are not counted in the tally of votes FOR or AGAINST a proposal. A WITHHELD vote is treated the same as an abstention.

Q:   Who can attend the meeting?
A: All stockholders are encouraged to attend the meeting. Admission tickets are not required.

Q:   What if I can't attend the meeting?
A: If you cannot attend the meeting in person, you may listen to the proceedings over the Internet through Vcall, Inc. at http://www.vcall.com. Please go to this web site approximately fifteen minutes early to register and download any necessary audio software.

     If you cannot listen to the live broadcast, Vcall will have a replay of the meeting available on its web site beginning immediately after the meeting and a transcript of the meeting available by approximately May 24.

Q:   Are there any expenses associated with collecting the stockholder votes?
A: We will reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and other materials to our stockholders. We do not anticipate hiring an agency to solicit votes at this time.

Q:   What is a stockholder proposal?
A: A stockholder proposal is your recommendation or requirement that Safeguard or our board of directors take action on a matter that you intend to present at a meeting of stockholders. However, under applicable rules we have the ability to exclude certain matters proposed, including those that deal with matters relating to our ordinary business operations.

Q:   Can anyone submit a  stockholder proposal?
A: To be eligible to submit a proposal, you must have continuously held at least $2,000 in market value, or 1% of our common stock, for at least one year by the date you submit your proposal. You also must continue to hold those securities through the date of the meeting.

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


Q: If I wish to submit a stockholder proposal for the annual meeting in 2000, what action must I take?
A: If you wish us to consider including a stockholder proposal in the proxy statement for the annual meeting in 2000, you must submit the proposal, in writing, so that our corporate secretary receives it no later than December 14, 1999. The proposal must meet the requirements established by the SEC. Send your proposal to:

     James A. Ounsworth, Sr. V.P., General
       Counsel and Secretary
     Safeguard Scientifics, Inc.
     800 The Safeguard Building
     435 Devon Park Drive
     Wayne, PA 19087-1945

     Our bylaws provide that only proposals included in the proxy statement may be considered at the annual meeting.

Q:   Can a stockholder nominate someone to be a director of Safeguard?
A: The Nominating Committee will consider qualified candidates recommended by stockholders. You should submit your recommendation, including a detailed statement of the individual's qualifications, to:

     Nominating Committee
     Safeguard Scientifics, Inc.
     800 The Safeguard Building
     435 Devon Park Drive
     Wayne, PA 19087

Q:   Who are Safeguard's largest stockholders?
A: Mr. Musser, our chairman and chief executive officer, beneficially owns 9.5% of Safeguard. Other directors and executive officers beneficially own a total of approximately 6.1% of Safeguard. At December 31, 1998, no other stockholder owned more than 5% of our stock.

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


--------------------------------------------------------------------------------
                              ELECTION OF DIRECTORS
                              Item 1 on Proxy Card
--------------------------------------------------------------------------------

Directors are elected annually and serve a one-year term. There are 14 nominees for election this year. Each nominee, with the exception of Carl Yankowski, is currently serving as a director. Each nominee has consented to serve until the next annual meeting if elected. You will find detailed information on each nominee below. If any director is unable to stand for re-election after distribution of this proxy statement, the board may reduce its size or designate a substitute. If the Board designates a substitute, proxies voting on the original director candidate will be cast for the substituted candidate.

The board recommends a vote FOR each nominee. The 14 nominees who receive the highest number of affirmative votes will be elected as directors.


--------------------------------------------------------------------------------
WARREN V. MUSSER                                             Director since 1953
Age 72

Mr. Musser has served as chairman and chief executive officer since 1953. Mr. Musser is chairman of the board of Cambridge Technology Partners (Massachusetts), Inc. and CompuCom Systems, Inc. He is also a director of DocuCorp International, Inc. and Sanchez Computer Associates, Inc. and a trustee of Brandywine Realty Trust. Mr. Musser serves on a variety of civic, educational and charitable boards of directors, and serves as vice president/development, Cradle of Liberty Council, Boy Scouts of America, vice chairman of The Eastern Technology Council, and chairman of the Pennsylvania Partnership on Economic Education.

--------------------------------------------------------------------------------
ROBERT E. KEITH, JR.                                         Director since 1996
Age 57

Mr. Keith was appointed vice chairman of the board in February 1999. Mr. Keith has been a managing director of TL Ventures and its predecessor funds since 1988. He has served as president, since 1991, and as chief executive officer, since February 1996, of Technology Leaders Management, Inc., a venture capital management company that is a subsidiary of Safeguard. Mr. Keith is a director of Cambridge Technology Partners (Massachusetts), Inc. and SunSource, Inc.

--------------------------------------------------------------------------------
JUDITH AREEN                                                 Director since 1997
Age 54

Ms. Areen has been executive vice president for Law Center Affairs and dean of the Law Center, Georgetown University, since 1989 and has been a professor of law at Georgetown University since 1976. Ms. Areen is a director of MCI WorldCom.

--------------------------------------------------------------------------------
VINCENT G. BELL, JR.                                         Director since 1956
Age 73

Mr. Bell is president of Verus Corporation, a management investment firm he formed in 1987. Before 1987, Mr. Bell was chairman of the board and chief executive officer of Safeguard Business Systems, Inc., an information services company.

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


--------------------------------------------------------------------------------
MICHAEL J. EMMI                                              Director since 1998
Age 52

Mr. Emmi has been chairman of the board, president and chief executive officer of Systems & Computer Technology Corporation, a provider of computer software and services, since May 1985. Mr. Emmi is a director of CompuCom Systems, Inc.

--------------------------------------------------------------------------------
ROBERT A. FOX                                                Director since 1981
Age 69

Mr. Fox has been president of R.A.F. Industries, Inc. and affiliates, diversified manufacturing, distribution and service companies, since 1980. Mr. Fox is a director of Prime Bancorp, Inc.

--------------------------------------------------------------------------------
DELBERT W. JOHNSON                                           Director since 1992
Age 60

Mr. Johnson has been a vice president of Safeguard since 1980. Mr. Johnson served as the president and chief executive officer of Pioneer Metal Finishing, a division of Safeguard, from 1978 until October 1994, and as chairman of the board and chief executive officer until October 1997. Mr. Johnson is a director of CompuCom Systems, Inc., Ault, Inc., US Bancorp, and Tennant Company, Inc. Mr. Johnson served as the chairman of the Ninth District Federal Reserve Bank from 1991 to 1993 and was the 1993 chairman of the Federal Reserve Board Conference of Chairmen. Mr. Johnson is the brother of Jerry Johnson, a Safeguard executive officer.

--------------------------------------------------------------------------------
JACK L. MESSMAN                                              Director since 1994
Age 59

Mr. Messman has been chairman and chief executive officer of Union Pacific Resources Group Inc., an energy company, since April 1991. From May 1988 to April 1991, Mr. Messman was chairman and chief executive officer of USPCI, Inc., a provider of hazardous waste services and a subsidiary of Union Pacific Corporation. Mr. Messman is a director of Cambridge Technology Partners (Massachusetts), Inc., Metallurg, Inc., Novell, Inc., Tandy Corp., Union Pacific Resources Group Inc., and USDATA Corporation.

--------------------------------------------------------------------------------
RUSSELL E. PALMER                                            Director since 1989
Age 64

Mr. Palmer is chairman and chief executive officer of The Palmer Group, a corporate investment firm he organized in 1990. From 1983 to June 1990, Mr. Palmer was dean of The Wharton School of the University of Pennsylvania. From 1972 to 1983, he was managing partner and chief executive officer of Touche Ross & Co. (now Deloitte & Touche). Mr. Palmer is a director of Allied-Signal, Inc., Bankers Trust New York Corporation, Federal Home Loan Mortgage Corporation, GTE Corporation, and The May Department Stores Company.

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


--------------------------------------------------------------------------------
JOHN W. PODUSKA, SR., Ph.D.                                  Director since 1987
Age 61

Dr. Poduska has served as chairman of Advanced Visual Systems, Inc., a provider of visualization software, since 1992. Before 1992, Dr. Poduska was president and chief executive officer of Stardent Computer, Inc, a computer manufacturer, from December 1989 to December 1991. From December 1985 to December 1989, Dr. Poduska was founder, chairman and chief executive officer of Stellar Computer, Inc., a computer manufacturer and the predecessor of Stardent Computer, Inc. Dr. Poduska is a director of Cambridge Technology Partners (Massachusetts), Inc. and Union Pacific Resources Group, Inc.

--------------------------------------------------------------------------------
HEINZ C. SCHIMMELBUSCH, Ph.D.                                Director since 1989
Age 54

Dr. Schimmelbusch holds the following positions: managing director of Safeguard International Fund, L.P., a private equity fund; chairman of Allied Resource Corporation, a company pursuing technology-oriented, early-stage investment opportunities in process industries; chairman of Metallurg, Inc., a global producer and supplier of high quality metal alloys and specialty metals; chairman of Wangner Systems Corporation, a supplier of engineered systems to the paper industry; and president of Safeguard International Group, Inc., a subsidiary of Safeguard. From 1973 to 1993, Dr. Schimmelbusch was associated with Metallgesellschaft AG, a raw materials company of which he served as chairman of the executive board from March 1989 to December 1993.

--------------------------------------------------------------------------------
HUBERT J.P. SCHOEMAKER, Ph.D.                                Director since 1993
Age 49

Dr. Schoemaker is chairman of the board and co-founder of Centocor, Inc., a biotechnology company.

--------------------------------------------------------------------------------
HARRY WALLAESA                                               Director since 1999
Age 48

Mr. Wallaesa became president and chief operating officer of Safeguard in March 1999. Before joining Safeguard, Mr. Wallaesa served as president and chief executive officer of aligne incorporated, a strategic technology management consulting firm which he co-founded in 1996. From 1985 through 1995, Mr. Wallaesa was the chief information officer and vice president of management information systems at Campbell Soup Company, a global manufacturer and marketer of high quality, branded convenience food products. Mr. Wallaesa is a director of CompuCom Systems, Inc. and is chairman of the board of aligne incorporated and MegaSystems, Inc.

--------------------------------------------------------------------------------
CARL J. YANKOWSKI                                               Director nominee
Age 50

Mr. Yankowski is president and chief executive officer of the Reebok Division and executive vice president of Reebok International Ltd., a leading worldwide designer, marketer and distributor of sports, fitness and casual footwear, apparel and equipment. Principal operating units include the Reebok Division, Greg Norman, Ralph Lauren Polo Footwear and the Rockport Company, Inc. Before joining Reebok in September 1998, Mr. Yankowski was president and chief operating officer, from December 1993 to January 1998, of Sony Electronics, Inc., a diversified company that markets Sony's electronic products for

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


consumer, broadcast and industrial use in the United States. From December 1988 to November 1993, Mr. Yankowski held various senior management positions with Polaroid Corporation, his last position being that of chairman of the Asia-Pacific region. Mr. Yankowski is a director of Avidyne Corporation.


--------------------------------------------------------------------------------
                  BOARD OF DIRECTORS -- ADDITIONAL INFORMATION
--------------------------------------------------------------------------------


Board Meetings: The board of directors held five meetings in 1998. Each director attended at least 75% of the total number of meetings of the board and committees of which he or she was a member, with the exception of Dr. Schoemaker, who attended 60% of the meetings.

Board Compensation: Directors employed by Safeguard or a wholly owned subsidiary receive no additional compensation, other than their normal salary, for serving on the board or its committees. Non-employee directors receive the following compensation:

     o $17,500 annually
     o $1,000 annually for chairing a committee
     o $1,000 for each board meeting attended
     o $500 for each telephonic special meeting attended
     o $500 for each committee meeting attended
     o reimbursement of out-of-pocket expenses

Additionally, each director who is not an executive officer of Safeguard currently receives a stock option to purchase 30,000 shares of Safeguard common stock upon initial election to the board. Each of these directors also receives subsequent annual stock option grants which are discretionary and may vary as to the number of shares.

Directors' options generally have an eight-year term and vest 25% each year starting on the first anniversary of the grant date. The exercise price is equal to the fair market value of a share of our common stock on the grant date.

In September 1998, Mr. Emmi received an initial grant to purchase 30,000 shares at an exercise price of $28.25 per share. In December 1998, each director, other than Mr. Musser, received an annual service grant to purchase 2,500 shares of Safeguard common stock at an exercise price of $26.50 per share.

Deferred Charitable Donation Program: Safeguard established this program to promote charitable giving. It is available to all directors and certain officers and is funded, in part, by life insurance policies on certain participants. Following the death of a director, we will donate up to $1 million to one or more designated charities in the Southeastern Pennsylvania area. Directors derive no financial benefit from this program since all charitable deductions accrue solely to Safeguard. We anticipate the program will result in nominal cost to us over time.

Deferred Compensation: Before 1989, we offered certain directors and officers a deferred compensation plan. All contributions to the plan were completed by the end of 1988. Upon retirement (or an earlier date in certain cases) or upon termination of service as a director, each participant is entitled to receive, as a level payment over 15 years or as a lump sum, an amount equal to the total credits to his account plus an investment growth factor. Mr. Bell began receiving a quarterly payment in February 1992 of $3,100, which was reduced to $3,000 in February 1994. Safeguard is the beneficiary of the life insurance contracts we purchased to cover our obligations under the plan. We expect to recover an amount equal to all benefit payments under the plan, the premium payments on the insurance contracts, and a portion of the interest earned on the use of the premium payments.

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




--------------------------------------------------------------------------------
                        BOARD COMMITTEE MEMBERSHIP ROSTER
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                           Audit      Compensation    Executive     Nominating
--------------------------------------------------------------------------------
Meetings held in 1998        4              1             0              0
--------------------------------------------------------------------------------
Warren V. Musser                                          x              x
--------------------------------------------------------------------------------
Judith Areen                 x
--------------------------------------------------------------------------------
Vincent G. Bell, Jr.                       x              x              x
--------------------------------------------------------------------------------
Robert A. Fox                              x*                            x*
--------------------------------------------------------------------------------
Jack L. Messman              x
--------------------------------------------------------------------------------
Russell E. Palmer            x*            x                             x
--------------------------------------------------------------------------------
John W. Poduska, Sr.         x
--------------------------------------------------------------------------------
Heinz C. Schimmelbusch                                   x
--------------------------------------------------------------------------------
Hubert J.P. Schoemaker                                   x*
--------------------------------------------------------------------------------

* Chairperson

Audit Committee
o recommends the hiring and retention of our independent certified public accountants
o discusses the scope and results of our audit with the independent certified public accountants
o reviews with management and the independent certified public accountants the interim and year-end operating results
o considers the adequacy of our internal accounting controls and audit procedures
o reviews the non-audit services to be performed by the independent certified public accountants

Compensation Committee
o determines compensation levels for our officers, including incentive compensation
o administers our stock option plans and long-term incentive plan

Executive Committee
o acts upon all matters with respect to the management of our business, with specified limits relating to investments
o authorizes and approves investments, other than investments made in the normal course of business, within the following limits:
     o $5 million per transaction for a particular company, entity or person
     o $10 million in the aggregate between board meetings
Nominating Committee
o recommends nominees for election to our board of directors
o considers qualified candidates recommended by stockholders

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

--------------------------------------------------------------------------------
                    ADOPTION OF 1999 EQUITY COMPENSATION PLAN
                              Item 2 on Proxy Card
--------------------------------------------------------------------------------

Background

Our current stock option plan, which was initially adopted in 1990, will expire in 2000. Since less than 80,000 shares remained available for issuance under that plan, in February 1999, our board adopted, subject to stockholder approval, the 1999 Equity Compensation Plan. The 1990 Plan will terminate following stockholder approval of the new plan, and any shares that remain available for grant under the 1990 Plan will no longer be available for future issuance.

The board recommends a vote FOR approval of the 1999 Plan. Approval of this plan requires a majority of the votes cast at a meeting at which a quorum representing a majority of all outstanding voting stock is present, either in person or by proxy, and voting on the 1999 Plan.

Purpose of the 1999 Plan

The 1999 Plan will provide participants with an opportunity to receive grants of stock options, stock appreciation rights, restricted stock and performance units. We have historically granted incentive stock options and non-qualified stock options with an exercise price equal to the fair market value on the grant date. We will most likely continue to do so in the future. However, to remain competitive and to be able to continue attracting outstanding employees, we believe that it is important to maintain flexibility under our incentive compensation plans.

We believe the 1999 Plan will encourage the participants to contribute to our growth, thus benefiting our stockholders, and will align the economic interests of the participants with those of our stockholders.

The 1999 Plan is not qualified under section 401(a) of the Internal Revenue Code and is not subject to the provisions of the Employee Retirement Income Security Act.

Shares Subject to the 1999 Plan

The 1999 Plan authorizes the issuance of up to 3,000,000 shares of Safeguard common stock, subject to adjustment as discussed below. The maximum number of shares that may be granted to any individual during any calendar year is 500,000. If options or stock appreciation rights granted under the plan terminate, expire or are canceled, forfeited, exchanged or surrendered without being exercised, or if a restricted stock award or performance unit is forfeited, those shares will again be available for purposes of the 1999 Plan.

No grants have been made under the 1999 Plan, and there are no current plans to authorize any specific grants under the plan. The closing price of a share of Safeguard common stock on March 25, 1999, was $66.5625 per share.

Administration of the 1999 Plan

The 1999 Plan is administered by the compensation committee, which is currently composed of Messrs. Vincent G. Bell, Jr., Robert A. Fox, and Russell E. Palmer. The committee currently satisfies the requirement of section 162(m) of the Code that grants made under the 1999 Plan be approved by a committee appointed by the board consisting of not less than two persons who are "outside directors."

The committee has the authority to administer and interpret the 1999 Plan. Specifically, the committee is authorized to

o    determine the individuals to whom grants will be made,
o    determine the type, size and terms of the grants,
o determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability,

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o    make factual determinations and adopt or amend appropriate rules, regulations, agreements, and instruments for implementing the 1999
     Plan, and
o    deal with any other matters arising under the plan.

Eligibility for Participation and Grants

Those eligible to receive grants are employees (including officers or members of the board), individuals to whom we have offered employment, non-employee directors, and certain advisors of Safeguard or any subsidiary. There are approximately 74 employees, 11 directors, and no advisors currently eligible to receive grants.

Grants may consist of incentive stock options, non-qualified stock options, restricted stock awards, stock appreciation rights, or performance units. All grants are subject to the terms and conditions of the 1999 Plan.

Grants will continue to vest and remain exercisable as long as a participant remains in our service and for a period of time after termination. In determining whether a participant will be considered to have terminated service for purposes of exercising options and stock appreciation rights and satisfying conditions with respect to restricted stock and performance units, a participant will not be considered to have terminated service until the participant ceases to serve as an employee, advisor and member of the board. The committee may waive or modify these termination provisions.

Stock Options

Grant of Stock Options. The committee may grant options qualifying as incentive stock options to employees. The committee may grant non-qualified stock options to any participant. Grants to employees may be made in any combination of incentive stock options and non-qualified stock options.

Option Price. The option exercise price is determined by the committee at the time of grant. To qualify as an incentive stock option, the exercise price may not be less than the fair market value of the common stock at the time of grant. Also, the value (determined as of the grant date) of any incentive stock options held by a participant that become exercisable for the first time during any calendar year cannot exceed $100,000. If a grantee owns stock having more than 10% of the voting power of Safeguard, the exercise price of an incentive stock option may not be less than 110% of the fair market value of the common stock on the date of grant.

Term and Exercisability of Stock Options. The committee determines the term of stock options granted under the 1999 Plan, although the term may not exceed ten years. If a grantee owns stock having more than 10% of the voting power of Safeguard, the term of an incentive stock option may not exceed five years. The committee determines how stock options will become exercisable and may accelerate vesting at any time for any reason.

Manner of Exercise of Stock Options. To exercise a stock option, a grantee must deliver a written exercise notice specifying the number of shares to be purchased together with payment of the option exercise price. The exercise price may be paid in any of the following ways:

o    in cash,
o by delivering shares of Safeguard common stock already owned by the participant having a fair market value equal to the exercise price,
o    in a combination of cash and shares, or
o any other method of payment the committee may approve, including a "cashless exercise" of a stock option effected by delivering a notice of exercise to Safeguard and a securities broker with instructions to the broker to deliver to Safeguard out of the sale proceeds the amount necessary to pay the exercise price.

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For a non-qualified stock option, we are also required to withhold applicable taxes. If approved by the committee, the income tax withholding obligation may be satisfied by withholding shares of an equivalent market value.

Shares of common stock tendered in payment of the exercise price must have been held by the participant long enough to avoid adverse accounting consequences to Safeguard.

Termination of Stock Options as a Result of Termination of Employment, Disability or Death. Generally, vested stock options will remain exercisable for a period of time following termination of service as follows:

o one year following termination of service if an individual dies or is disabled or
o 90 days following termination of service for any other reason.

The committee, either at or after grant, may provide for different termination provisions. Options which are not exercisable at the termination of service are terminated as of that date.

If service is terminated for cause, the committee may terminate all stock options held by a participant at the date of termination. The committee also may, upon refund of the exercise price, require the participant to forfeit all shares underlying any exercised portion of an option for which Safeguard has not yet delivered the share certificates.

Transferability of Stock Options. Generally, only a participant may exercise rights under a stock option during his or her lifetime, and those rights may not be transferred except by will or by the laws of descent and distribution. When a participant dies, the personal representative or other person entitled to succeed to his or her rights may exercise those rights upon furnishing satisfactory proof of that person's right to receive the stock option. The committee may nevertheless choose to provide with respect to non-qualified stock options that a participant may transfer those options to family members or other persons or entities.

Restricted Stock Grants

The committee may provide a participant with an opportunity to acquire shares of our common stock contingent upon his or her continued service or the satisfaction of other criteria. Restricted stock differs from a stock option in that a participant must make an immediate decision whether to make an investment in the stock. The committee determines the amount to be paid for the stock or may decide to grant the stock for no consideration. The committee may specify that the restrictions will lapse over a period of time or according to any other factors or criteria. If a participant's service terminates during the period of any restrictions, the restricted stock grant will terminate with respect to all shares as to which the restrictions on transfer have not lapsed unless the committee provides for an exception to this requirement. Until the restrictions on transfer have lapsed, a participant may not in any way dispose of the shares of common stock to which the restriction applies. All restrictions lapse upon the expiration of the applicable restriction period. Unless the committee determines otherwise, however, during the restriction period the participant has the right to vote restricted shares and receive any dividends or other distributions paid on them, subject to any restrictions specified by the committee.

Stock Appreciation Rights

The committee may provide a participant with the right to receive a benefit measured by the appreciation in a specified number of shares of our common stock over a period of time. The amount of this benefit is equal to the difference between the fair market value of the stock on the exercise date and the base amount of the stock appreciation right (SAR). Generally, the base amount of a

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SAR is equal to the per share exercise price of the related stock option or, if there is no related option, the fair market value of a share of common stock on the date the SAR is granted. The committee may pay this benefit in cash, in stock, or any combination of the two.

The committee may grant a SAR either separately or in tandem with all or a portion of a stock option. SARs may be granted when the stock option is granted or later while it remains outstanding, although in the case of an incentive stock option, SARs may be granted only at the time the option is granted. Tandem SARs may not exceed the number of shares of common stock that the participant may purchase upon the exercise of the related stock option during the period. Upon the exercise of a stock option, the SARs relating to the common stock covered by the stock option terminate. Upon the exercise of SARs, the related stock option terminates to the extent of an equal number of shares of common stock.

SARs are subject to the same termination provisions on death, disability or termination of service as stock options. The committee may accelerate the exercisability of any or all outstanding SARs.

Performance Units

The committee may grant performance units to a participant representing a right to receive an amount based on the value of the performance unit if the performance goals established by the committee are met. A performance unit may be based on the fair market value of a share of common stock or on any other measurement base that the committee deems appropriate. The committee will determine the number of performance units to be granted, the requirements applicable to the performance units, the period during which the performance will be measured, the performance goals applicable to the performance units, and any other conditions that the committee deems appropriate. At the end of each performance period, the committee will determine to what extent the performance goals and other conditions of the performance unit have been met and the amount, if any, to be paid with respect to the performance units. Payments may be made in cash, in common stock, or in a combination of the two, as determined by the committee. Unless the committee provides for a complete or partial exception, performance units are forfeited if the conditions of the grant are not met and are subject to the same termination provisions on death, disability or termination of service as stock options.

Qualified Performance-Based Compensation

The committee may designate performance units and restricted stock granted to an employee as qualified performance-based compensation under section 162(m) of the Code upon the establishment of appropriate performance goals and performance periods as provided in section 162(m) of the Code. If restricted stock or performance units measured with respect to the fair market value of Safeguard common stock are granted, not more than 500,000 shares of the common stock may be granted to an employee under the performance units or restricted stock for any performance period. If performance units are measured with respect to other criteria, the maximum amount that may be paid to an employee with respect to a performance period is $1,000,000. The committee will certify and announce the results for each performance period to all participants immediately following the announcement of our financial results for the performance period. To the extent the committee does not certify that the performance goals have been met, the grants of restricted stock or performance units for the performance period will be forfeited.

Termination of the 1999 Plan; Amendment of Options

The board may amend or terminate the 1999 Plan at any time. The 1999 Plan will terminate, in any event, on February 10, 2009.

Grants made prior to termination will remain in effect after termination of the 1999 Plan unless the participant consents or unless the committee revokes or amends a grant in accordance with the terms of the 1999 Plan. The termination of

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the 1999 Plan will not impair the power and authority of the committee with respect to outstanding grants.

Adjustment Provisions

The committee will adjust the number and exercise price of outstanding grants, as well as the number and kind of shares available for grants and individual limits for any single participant under the 1999 Plan, to appropriately reflect any of the following events:
o a stock dividend, spinoff, recapitalization, stock split, or combination or exchange of shares;
o a merger, reorganization or consolidation in which Safeguard is the surviving corporation;
o    a reclassification or change in par value;
o any other extraordinary or unusual event affecting the outstanding common stock as a class without Safeguard's receipt of consideration; or
o a substantial reduction in the value of outstanding shares of common stock as a result of a spinoff or Safeguard's payment of an extraordinary dividend or distribution.

Reorganization; Change in Control

Upon a reorganization where Safeguard is not the surviving corporation, or survives only as a subsidiary of another corporation, all outstanding stock options and SARs that are not exercised will be assumed by the surviving corporation or replaced with comparable options or rights.

Unless the committee determines otherwise, a change of control will not result in the acceleration of vesting of outstanding stock options or SARs, the removal of restrictions and conditions on outstanding restricted stock awards, or any accelerated payments in connection with outstanding performance units.

However, the committee may elect to take the following actions:
o require that participants surrender their outstanding options and SARs in exchange for a payment, in cash or common stock, in an amount equal to the amount by which the then fair market value subject to the grants exceeds the exercise price of the options or the base amount of the SARs or
o terminate any or all unexercised options or SARs after giving participants an opportunity to exercise the options or SARs.

The committee does not have the right to take any actions that would make the reorganization or change of control ineligible for pooling of interests accounting treatment or desired tax treatment if the reorganization or change of control would otherwise qualify for this treatment and we intend to use this treatment with respect to the transaction.

Federal Income Tax Consequences

The current federal income tax treatment of grants under the 1999 Plan is described below. Local and state tax authorities also may tax incentive compensation awarded under the 1999 Plan. Because of the complexities involved in the application of tax laws to specific circumstances and the uncertainties as to possible future changes in those laws, we urge participants to consult their own tax advisors concerning the application of the general principles discussed below to their own situations and the application of state and local tax laws.

Incentive Stock Options. A participant will not recognize taxable income for the purpose of the regular income tax upon either the grant or exercise of an incentive stock option. However, for purposes of the alternative minimum tax imposed under the Code, in the year in which an incentive stock option is exercised, the amount by which the fair market value of the shares acquired upon exercise exceeds the exercise price will be treated as an item of adjustment.

If a participant disposes of the shares acquired under an incentive stock option after at least two years following the date of grant and at least one year following the date of exercise, the participant will recognize a long-term

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capital gain or loss equal to the difference between the amount realized upon the disposition and the exercise price. Safeguard will not be entitled to any tax deduction by reason of the grant or exercise of the incentive stock option.

If a participant disposes of shares acquired upon exercise of an incentive stock option before satisfying both holding period requirements (known as a disqualifying disposition), the gain recognized on the disposition will be taxed as ordinary income to the extent of the difference between the lesser of the sale price or the fair market value of the shares on the date of exercise and the exercise price. Safeguard will be entitled to a federal income tax deduction in the same amount. The gain, if any, in excess of the amount recognized as ordinary income on a disqualifying disposition will be long-term or short-term capital gain, depending upon the length of time the participant held the shares before the disposition.

If a participant tenders shares of common stock received upon the exercise of an incentive stock option to pay the exercise price within either the two-year or one-year holding periods described above, the disqualifying disposition of the shares used to pay the exercise cost will result in income (or loss) to the participant and, to the extent of a recognized gain, a tax deduction to Safeguard. If, however, the holding period requirements are met and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss with respect to the surrendered shares and will have the same basis and holding period with respect to the newly acquired shares as with respect to the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the participant's basis in the excess shares will equal the amount of cash paid by the participant upon the original exercise of the stock option, and the participant's holding period with respect to the excess shares will begin on the date the shares are transferred to the participant. The tax treatment described above for shares newly received upon exercise is not affected by using shares to pay the exercise price.

Non-qualified Stock Options. There are no federal income tax consequences to a participant or Safeguard upon the grant of a non-qualified stock option. Upon the exercise of a non-qualified stock option, a participant will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price, and Safeguard will be entitled to a corresponding federal income tax deduction.

If a participant surrenders shares to pay the exercise price, and the number of shares received on the exercise does not exceed the number of shares surrendered, the participant will recognize no gain or loss on the surrendered shares, and will have the same basis and holding period for the newly acquired shares as for the surrendered shares. To the extent that the number of shares received exceeds the number surrendered, the fair market value of the excess shares on the date of exercise, reduced by any cash paid by the participant upon exercise, will be includible in the gross income of the participant. The participant's basis in the excess shares will equal the sum of the cash paid by the participant upon the exercise of the stock option plus any amount included in the participant's gross income as a result of the exercise of the stock option.

The committee may permit a participant to elect to surrender or deliver shares otherwise issuable upon exercise, or previously acquired shares, to satisfy the federal income tax withholding, subject to the restrictions set forth in the 1999 Plan. Such an election will result in a disposition of the shares which are

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surrendered or delivered, and an amount will be included in the participant's income equal to the excess of the fair market value of the shares over the participant's basis in the shares.

Upon the sale of the shares acquired by the exercise of a non-qualified stock option, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the participant at the time of exercise of the non-qualified stock options).

Restricted Stock. A participant normally will not recognize taxable income upon the award of a restricted stock grant, and Safeguard will not be entitled to a deduction, until the stock is transferable by the participant or no longer subject to a substantial risk of forfeiture for federal tax purposes, whichever occurs earlier. When the common stock is either transferable or is no longer subject to a substantial risk of forfeiture, the participant will recognize ordinary compensation income in an amount equal to the fair market value of the common stock at that time, less any consideration paid by the participant for the shares, and Safeguard will be entitled to a federal income tax deduction in the same amount. A participant may, however, elect to recognize ordinary compensation income in the year the restricted stock grant is awarded in an amount equal to the fair market value of the common stock at that time less any consideration paid by the participant for the shares, determined without regard to the restrictions. In such event, Safeguard generally will be entitled to a corresponding federal income tax deduction in the same year. Any gain or loss recognized by the participant upon a subsequent disposition of the shares will be capital gain or loss. If, after making the election, any shares subject to a restricted stock grant are forfeited, or if the market value declines during the restriction period, the participant is not entitled to any tax deduction or tax refund if the participant does not recover any consideration paid by the participant for the restricted stock.

Stock Appreciation Rights. There are no federal income tax consequences to a participant or to Safeguard upon the grant of a SAR. Upon the exercise of a SAR, a participant will recognize ordinary compensation income in an amount equal to the cash and the fair market value of the shares of common stock received upon exercise. Safeguard generally will be entitled to a corresponding federal income tax deduction at the time of exercise. Upon the sale of any shares acquired by the exercise of a SAR, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant at the time of exercise of the SAR).

Performance Units. A participant will not recognize any income upon the grant of a performance unit. At the time the committee determines an amount, if any, to be paid with respect to performance units, the participant will recognize ordinary compensation income in an amount equal to the cash and the fair market value of the shares of common stock authorized for payment by the committee. Safeguard generally will be entitled to a corresponding federal income tax deduction. Upon the sale of any shares acquired, a participant will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the participant's adjusted tax basis in the shares (the amount of ordinary income recognized by the participant upon payment of the shares).

Tax Withholding. All grants under the 1999 Plan are subject to applicable tax withholding requirements. We have the right to deduct from all grants paid in cash, or from other wages paid to a participant, any taxes required by law to be withheld with respect to the grant. If grants are paid in shares of common stock, we may require a participant to pay the amount of any taxes that we are

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required to withhold or may deduct the amount of withholding taxes from other wages paid to the participant. If approved by the committee, the income tax withholding obligation with respect to grants paid in common stock may be satisfied by having shares withheld up to an amount that does not exceed the participant's maximum marginal tax rate for federal (including FICA), state and local tax liabilities. Our obligations under the 1999 Plan are conditional upon the payment or arrangement for payment of any required withholding.

Section 162(m). Under section 162(m) of the Code, Safeguard may be precluded from claiming a federal income tax deduction for total remuneration in excess of $1,000,000 paid to the chief executive officer or to any of the other four most highly compensated officers in any one year. Total remuneration may include amounts received upon the exercise of stock options and SARs granted under the 1999 Plan, the value of shares subject to restricted stock grants when the shares become nonforfeitable (or such other time when income is recognized) and the amounts received pursuant to other grants under the 1999 Plan. An exception does exist, however, for "performance-based compensation." Grants of stock options and SARs generally will meet the requirements of "performance-based compensation." Restricted stock grants generally will not qualify as, and performance units may not qualify as, "performance-based compensation."


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--------------------------------------------------------------------------------
                          ADOPTION OF AMENDMENTS TO THE
                            ARTICLES OF INCORPORATION
                           Items 3 and 4 on Proxy Card
--------------------------------------------------------------------------------

Proposed Amendments

Our board of directors is recommending that the stockholders approve the following two amendments to our Articles of Incorporation:

Item 3--to increase the number of authorized shares of common stock from 100,000,000 to 500,000,000

Item 4--to increase the number of authorized shares of preferred stock from 55,423 to 1,000,000

The board recommends a vote FOR approval of both of these amendments to the Articles of Incorporation.

Background

At the close of business on March 25, 1999:
o 32,799,342 shares of common stock were issued, of which 649,940 shares of common stock were held in treasury,
o 5,015,803 shares of common stock were reserved for issuance under our various stock option and equity compensation plans (which includes the 3,000,000 shares of common stock to be reserved for issuance under the 1999 Equity Compensation Plan described in the second proposal),
o 2,461,445 shares of common stock were reserved for issuance upon the conversion of our 6% Convertible Subordinated Notes due 2006, and
o no shares of preferred stock were issued, outstanding, or reserved for issuance.

The additional shares of common stock for which authorization is sought will be identical to the shares of common stock now authorized. Holders of common stock do not have preemptive rights to subscribe to additional securities that may be issued by Safeguard.

The board of directors may issue the additional shares of preferred stock for which authorization is sought in one or more classes or series. Prior to the issuance of the shares, the board also may establish the number of preferred shares in each class or series and the attributes of each class or series, including dividend rates, liquidation preferences, conversion rights, voting rights, redemption prices, and similar matters relating to preferences, limitations or other special rights.

Purpose and Effect of Amendments

The additional shares of common stock and preferred stock being authorized could be issued publicly or privately for a variety of corporate purposes, including in connection with financings, acquisitions, stock splits, stock dividends, employment agreements, warrants, stock options, employee benefit plans, or for purposes of augmenting the capital of Safeguard. We currently have no plans, understandings, or arrangements to issue any of the additional shares of common stock or preferred stock authorized by the amendment or to effect any stock split, nor are the additional shares of common stock necessary to provide sufficient shares for the proposed 1999 Equity Compensation Plan described in the second proposal. However, because the need to issue shares can arise when it would be inconvenient or impossible to hold a stockholders' meeting, our board believes that it is prudent business planning to authorize the issuance of the additional shares of common stock and preferred stock.

No further vote of the stockholders will be required prior to issuance of the shares, except as otherwise required by applicable law or the rules of the New

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York Stock Exchange. The NYSE rules require us to obtain stockholder approval in the following instances:

1. the issuance of stock to officers and directors under certain types of stock plans or arrangements,
2.   certain stock issuances to related parties,
3. the issuance of new shares representing 20% or more of the outstanding or voting shares of Safeguard, and
4.   the issuance of stock which will result in a change of control.

The proposed amendments are not intended to have an anti-takeover effect. However, the availability of additional shares of common stock and preferred stock could make any attempt to gain control of Safeguard or our board of directors more difficult, costly or time-consuming. Under certain circumstances, if the shares were issued to a holder or holders who opposes a takeover bid, the additional shares could be used by our board to frustrate persons seeking to takeover Safeguard.

The issuance of additional shares of common stock or preferred stock, whether or not in connection with a contest for control, will, in most instances, dilute the voting power of each stockholder, and may dilute earnings and book value on a per share basis.

If the stockholders approve both Item 3 and Item 4, the following resolution will be adopted and filed to amend our Articles of Incorporation:

         RESOLVED, that Article 5th of the Company's Articles of Incorporation be amended to read in its entirety as follows:

         5th. The Corporation shall be authorized to issue 501,000,000 shares of capital stock, which shall be divided into 500,000,000 shares of Common Stock, with a par value of ten cents ($.10) per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, with a par value of ten cents ($.10) per share (the "Preferred Stock").

         The following is a statement of the voting rights, preferences, limitations and special rights in respect of the authorized capital stock of the Corporation.

                               I. PREFERRED STOCK

         A.  Description of Undesignated Preferred Stock

         The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation shall have authority to the fullest extent permitted under the Pennsylvania Business Corporation Law to adopt by resolution from time to time one or more Statements with Respect to Shares providing for the designation of one or more classes or series of Preferred Stock and the voting rights, preferences, limitations and special rights, if any, and to fix or alter the number of shares comprising any such class or series, subject to any requirements of the Pennsylvania Business Corporation Law and these Articles of Incorporation, as amended from time to time.

         The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix the following preferences and powers, which may vary as between different classes or series of Preferred Stock:

         (1) the distinctive designation of such class or series and the number of shares to constitute such class or series;

         (2) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the

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     shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

         (3) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

         (4) the special and relative rights and preferences, if any, and the amount or amounts per share which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

         (5) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

         (6) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

         (7) voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock;

         (8) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

         (9) such other preferences, limitations, and special rights, if any, thereof as the Board of Directors of the Corporation, by the vote of the members of the Board of Directors then in office acting in accordance with these Articles of Incorporation, as amended from time to time, or any Preferred Stock, may deem advisable and which are not inconsistent with law, the provisions of these Articles of Incorporation, as amended from time to time, or the provisions of any such Statement with Respect to Shares.

                                II. COMMON STOCK

         A. Priority. All voting rights, preferences, limitations and special rights, if any, of the Common Stock are expressly made subject to and subordinate to those that may be fixed with respect to the Preferred Stock.

         B. Voting Rights. Each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation. Except as otherwise required by law, these Articles of Incorporation, and any Statement with Respect to Shares with respect to any Preferred Stock, the holders of Common Stock and Preferred Stock shall vote together as a single class on all matters submitted to stockholders for a vote.

         C. Dividends. Subject to provisions of law, these Articles of Incorporation, and any Statement with Respect to Shares with respect to any Preferred Stock, the holders of Common Stock shall be entitled to receive

[Logo]                                                                        20
     dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion.

         D. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution, subject to any rights of holders of Preferred Stock to participate with the holders of Common Stock in any such distribution of remaining assets.

Approval Required

Approval of each of Item 3 and Item 4 requires the separate affirmative vote of a majority of the votes cast by the holders of outstanding shares of common stock entitled to vote on each matter. If the stockholders approve only Item 3, then the resolution that will be adopted and filed is the resolution set forth in Appendix I to this proxy statement. If the stockholders approve only Item 4, then the resolution that will be adopted and filed is the resolution set forth in Appendix II to this proxy statement. Approval of Item 3 and Item 4 are not conditioned on each other. If neither Item 3 nor Item 4 is approved, the number of shares authorized for issuance will not exceed 100,000,000 shares of common stock and 55,423 shares of preferred stock.


[Logo]                                                                        21

--------------------------------------------------------------------------------
                    STOCK OWNERSHIP OF DIRECTORS AND OFFICERS
                              AS OF MARCH 25, 1999
--------------------------------------------------------------------------------

                                                                                Shares
                                                                             Beneficially
                                        Outstanding                             Owned
                                           Shares             Options          Assuming
                                        Beneficially        Exercisable       Exercise of      Percent of
          Name                             Owned          Within 60 Days       Options           Shares
----------------------------------------------------------------------------------------------------------
Warren V. Musser                        3,053,028                  0           3,053,028           9.5%
  800 The Safeguard Building
  435 Devon Park Drive
  Wayne, PA 19087
----------------------------------------------------------------------------------------------------------
Robert E. Keith, Jr.                        7,660             48,125              55,785           *
----------------------------------------------------------------------------------------------------------
Judith Areen                                  100              8,125               8,225           *
----------------------------------------------------------------------------------------------------------
Vincent G. Bell,  Jr.                     476,568              6,125             482,693           1.5%
----------------------------------------------------------------------------------------------------------
Michael J. Emmi                             1,000                  0               1,000           *
----------------------------------------------------------------------------------------------------------
Robert A. Fox                             100,000              6,125             106,125           *
----------------------------------------------------------------------------------------------------------
Delbert W. Johnson                        107,913              6,706             114,619           *
----------------------------------------------------------------------------------------------------------
Jack L. Messman                            42,000             21,125              63,125           *
----------------------------------------------------------------------------------------------------------
Russell E. Palmer                           7,255             21,125              28,380           *
----------------------------------------------------------------------------------------------------------
John W. Poduska, Sr.                      174,000              6,125             180,125           *
----------------------------------------------------------------------------------------------------------
Heinz C. Schimmelbusch                      1,540              3,125               4,665           *
----------------------------------------------------------------------------------------------------------
Hubert J.P. Schoemaker                     63,250              1,875              65,125           *
----------------------------------------------------------------------------------------------------------
Harry Wallaesa                            183,966                  0             183,966           *
----------------------------------------------------------------------------------------------------------
Carl J. Yankowski                               0                  0                   0
----------------------------------------------------------------------------------------------------------
Jerry L. Johnson                           38,054             73,424             111,478           *
----------------------------------------------------------------------------------------------------------
Edward R. Anderson                          1,200                  0               1,200           *
----------------------------------------------------------------------------------------------------------
Thomas C. Lynch                             6,015             69,900              75,915           *
----------------------------------------------------------------------------------------------------------
Donald R. Caldwell                         75,698                  0              75,698           *
----------------------------------------------------------------------------------------------------------
Executive officers and directors
as a group (22 persons)                 4,586,398            497,405           5,083,803          15.6%
----------------------------------------------------------------------------------------------------------

* Less than 1% of Safeguard's outstanding shares of common stock

Each individual has the sole power to vote and to dispose of the shares (other than shares held jointly with spouse) except as follows:
     Warren V. Musser          Includes 233,100 shares held by a charitable
                               foundation established by Mr. Musser and
                               115,500 shares held by two trusts
                               of which Mr. Musser is a co-trustee.
     Robert E. Keith, Jr.      Includes 300 shares held by his spouse.
                               Mr. Keith disclaims beneficial ownership of the
                               shares held by his spouse.
     Vincent G. Bell, Jr.      Includes 54,568 shares held by a charitable
                               foundation established by Mr. Bell.
     Robert A. Fox             Includes 30,000 shares held by a charitable
                               foundation established by Mr. Fox.
     Delbert W. Johnson        Includes 11,900 shares held by a charitable
                               remainder trust.
     Russell E. Palmer         Includes 3,000 shares held by his spouse. Mr.
                               Palmer disclaims beneficial ownership of the
                               shares held by his spouse.
     Jerry L. Johnson          Includes 20,000 shares held by two trusts of
                               which Mr. Johnson is co-trustee.
     Thomas C. Lynch           Includes 1,000 shares held by his spouse. Mr.
                               Lynch disclaims beneficial ownership of the
                               shares held by his spouse.
     Donald R. Caldwell        Includes 300 shares held in a  custodial
                               account for a minor child and 6,250
                               shares held in trust for the benefit of his spouse, of which Mr. Caldwell disclaims beneficial ownership.

[Logo]                                                                        22

Shares of Subsidiary Corporations Owned by Safeguard Directors and Officers:
CompuCom Systems, Inc. and Tangram Enterprise Solutions, Inc. are majority owned subsidiaries of Safeguard. As of March 25, 1999, executive officers and directors of Safeguard beneficially owned the following percentage of shares of common stock outstanding in each of these subsidiaries:

o    CompuCom
     Mr. Anderson, 2.6%
     Mr. Lynch, 1.1%
     Mr. Musser,  1.0%
     All executive officers and directors of Safeguard as a group, other than Messrs. Anderson, Lynch and Musser, less than 1%
o    Tangram
     all officers and directors of Safeguard as a group, less than 1%.

Section 16(a) Beneficial Ownership Reporting Compliance: The rules of the SEC require that we disclose late filings of reports of stock ownership by our directors and executive officers. To the best of our knowledge, the only late filings during 1998 were a Form 5 filed late by each of Warren Musser and Michael Miles and a Form 4 filed late by Delbert Johnson on two occasions.


--------------------------------------------------------------------------------
                            STOCK PERFORMANCE GRAPHS
--------------------------------------------------------------------------------

The following graph compares the cumulative total return on our common stock for the period from December 31, 1993, through December 31, 1998, with the cumulative total return on the Russell 2000 and the peer group index for the same period.

-------------------------------------------------------------------------------
                  1993        1994       1995      1996       1997      1998
-------------------------------------------------------------------------------
Safeguard          100        144        619        794        784       686
Russell 2000       100         98        126        147        180       175
Peer Group         100         93        127        165        188       250
-------------------------------------------------------------------------------

o The peer group consists of SIC Code 737--Computer Programming & Data Processing Services and SIC Code 5045--Computer, Peripheral Equipment and Software Wholesalers, with a 50% weighting for each SIC Code.
o Assumes reinvestment of dividends. We have not distributed cash dividends during this period. Assumes a value of zero for all rights issued in rights offerings to our stockholders.
o   Assumes an investment of $100 on December 31, 1993.

[Logo]                                                                        23

The following graph compares the cumulative total return on our common stock assuming an investment (as described below) in the stock offered in each of the rights offerings to our stockholders, with the cumulative total return on the Russell 2000 and the peer group index. Our primary method of providing investment returns to our stockholders is through rights offerings and not through dividends. This graph, based on the assumptions described below, should provide a better indication of the cumulative total return to our stockholders since it includes both the value of Safeguard's common stock and the value of the various common stocks a stockholder could have obtained in the rights offerings.

                  1993       1994        1995       1996       1997      1998
-------------------------------------------------------------------------------
Safeguard          100        189        756         962       1175      1188
Russell 2000       100        113        157         208        323       337
Peer Group         100        108        159         232        329       466

o    The peer group is the same as in the first graph.
o The cumulative total return for Safeguard assumes a cash investment to exercise all of the rights a holder of Safeguard common stock valued at $100 on December 31, 1993, would have received in each rights offering made to our stockholders since January 1, 1994.
o Assumes additional investments in each comparison index are made at the end of the month in which each rights offering became effective in an amount equal to the amount of the assumed cash investment in the Safeguard index.
o Assumes an initial investment of $100 on December 31, 1993, and additional investments totaling $137.23 as follows: $13.89 in June 1994, $10.42 in June 1995, $10.42 in April 1996, $13.75 in November 1996, $13.75 in
     February 1997, $25.00 in July 1997, $25.00 in October 1997 and $25.00 in
     February 1998.
o Although we believe the assumptions made in calculating the values of the chart are reasonable, other assumptions could be used that would result in different cumulative total returns.

[Logo]                                                                        24

--------------------------------------------------------------------------------
                      REPORT OF THE COMPENSATION COMMITTEE
                            ON EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

COMPENSATION PHILOSOPHY

Safeguard's mission is to achieve maximum returns for our stockholders by

o providing active, strategic management, operating guidance, and innovative financing to our partnership companies and venture funds,
o enabling our stockholders to participate directly in our partnership companies via rights offerings, and
o proactively working with our public partnership companies to continue to increase the value of their shares.

Our philosophy is to align the compensation of senior management and other employees with our mission and the long-term interests of our stockholders. This philosophy also helps us to

o attract and retain outstanding employees who can thrive in a competitive environment of continuous change,
o promote among our employees the economic benefits of stock ownership in Safeguard and our partnership companies, and
o motivate and reward employees who, by their hard work, loyalty and exceptional service, make contributions of special importance to the success of our business.

COMPENSATION STRUCTURE

The compensation of our executives consists of

o    base pay,
o    annual cash incentives,
o    stock options, and
o    awards under our long-term incentive plan.

Two of the individuals named in the compensation tables, Edward R. Anderson and Thomas C. Lynch, are executive officers of CompuCom Systems, a publicly traded company that is a majority owned subsidiary of Safeguard and our largest partnership company. Mr. Anderson does not participate in any of Safeguard's compensation plans, and the committee does not review his compensation arrangements. Therefore, this report does not cover Mr. Anderson's compensation. Since Mr. Lynch was employed by Safeguard until October 1998, the committee did review his 1998 compensation arrangements. However, future decisions regarding Mr. Lynch's compensation will not be reviewed by the committee.

In 1998, Safeguard engaged an independent compensation consultant to help us evaluate our executive compensation practices. As a result of this evaluation, we adjusted target percentages for 1998 annual cash incentives to more competitive levels.

Base Pay

Base pay is established initially on the basis of subjective factors, including experience, individual achievements, and the level of responsibility assumed at Safeguard. Salary increases for 1998 were based on the following:

o    increased levels of individual responsibility,
o the maintenance of an appropriate scale among executives based on relative positions and responsibilities,
o competitiveness with pay levels with the largest companies in the Philadelphia area, and
o    general inflation levels.

Mr. Musser's 1998 base pay. Mr. Musser's base salary for 1998 was fixed in December 1997 and represented a 5.2% increase from his prior base salary. The increase was based in part on a review of CEO compensation among the largest

[Logo]                                                                        25
companies in the Philadelphia metropolitan area to keep Mr. Musser in the middle one-third of that group.

Other highly compensated executives' 1998 base pay. Base pay was determined by considering the factors discussed above and individual performance.

Annual Cash Incentives

Annual cash incentives are intended to motivate executives to achieve and exceed annual corporate performance targets and strategic objectives. Our primary objectives are to create or increase the value of our public and private partnership companies, capitalize on the value derived from our relationship with our associated venture capital funds, and complete new investments that will continue to build our pipeline of potential rights offering candidates. We measure our success by the market price of our stock, the operating performance and market value of our public partnership companies, the operating performance of our private partnership companies, and the successful completion of rights offerings. Specific annual financial and strategic objectives may include

o    adding a targeted number of new partnership companies,
o    achieving pre-tax operating earnings targets,
o    strengthening a partnership company's management/marketing team,
o    building strategic alliances,
o    helping our partnership companies grow through acquisitions,
o    identifying and exploiting markets,
o    increasing existing market share and penetration, and
o    obtaining additional financing.

At the beginning of each year, the committee sets target levels of executive cash incentives based on a percentage of base salary and the executive's ability to impact Safeguard's performance. Following our recent compensation evaluation, we adjusted the 1998 target percentages of annual cash incentives to more competitive levels.

At the end of each year, the committee reviews the level of achievement of the financial and strategic objectives contained in Safeguard's plan and the plans of our partnership companies (including the publicly held partnership companies) and individual performance. Cash incentives are paid based on a percentage of target amounts and may exceed target amounts when, in the judgment of the committee, performance levels are deemed to be superior.

Mr. Musser's 1998 cash incentive. Mr. Musser was awarded a cash incentive for 1998 of $305,000, or 100% of his target incentive. This decision was based on Safeguard's achieving many of its strategic objectives, including:

o    the successful completion of the DocuCorp International rights offering,
o    positioning several companies as future rights offering candidates,
o    completing seven new partnership company investments,
o    assisting several partnership companies with mergers and acquisitions,
o    completing fund raising for PA Early Stage Partners, and
o    assisting Safeguard International Fund with its fund raising.

Other highly compensated executives' 1998 cash incentives. The committee approved cash incentives for 1998 equal to 100% of the target amounts. The committee considered the same factors they did in determining Mr. Musser's 1998 cash incentive as well as, to a lesser extent, each executive's individual performance for the year.

[Logo]                                                                        26

Stock Options

Stock options align the interests of executives and employees with the long-term interests of our stockholders and motivate executives and employees to remain in our employ. The committee awards stock options based on a number of factors, including

o    the achievement of financial and strategic objectives,
o an individual's contributions in providing strategic leadership and oversight for Safeguard and our partnership companies, and
o    the amount and term of options already held by each individual.

1998 Stock Option Awards. The committee granted stock options during 1998 to certain new employees and at year end to all executives and employees. The number of options granted was based on each person's responsibilities.
Mr. Musser does not participate in stock option awards.

Long-Term Incentive Plan

Our long-term incentive plan supports our strategy of completing rights offerings to our stockholders since the plan permits participants to share directly in the growth of our partnership companies. This growth benefits our stockholders in two ways--indirectly, by increasing the value of Safeguard's holdings in the partnership companies, and directly, by increasing the value of the stock previously acquired by our stockholders through rights offerings.

Each year, Safeguard has allocated up to 10% of each investment made during the year for the benefit of the participants in the long-term incentive plan. Reflecting the growth in senior management and professional staff required to support our increasing number of partnership companies, this allocation was increased to 12-1/2% for 1999. The plan permits the committee to award grants in the form of interests in limited partnerships established by Safeguard to hold the investments made by Safeguard in a given year, restricted stock in a partnership company, or share units which entitle a participant to share in the appreciation of the value of the stock of a partnership company above established threshold levels. We intend primarily to grant limited partnership interests to plan participants to more closely align the participants' interests with Safeguard's interests.

All grants are subject to vesting over a period of years and the attainment of specified threshold levels. Partnership interests are generally paid out in stock of the partnership company after a fixed period of years. The committee can accelerate vesting and payout upon the attainment of the threshold value. Restricted stock awards are subject to certain restrictions and are held in escrow until the attainment of the established threshold levels. Share units are payable in cash or in stock of the partnership company after a fixed period of years, subject to acceleration by the committee if the threshold levels are achieved.

The committee believes that this policy of aligning the interests of the participants with the long-term interests of our stockholders has been successful, as evidenced by the cumulative total return on Safeguard's common stock, assuming participation in rights offerings, as shown in the second stock performance graph that appears on page 24.

1998 Long-Term Incentive Grants. In 1998, the committee approved the allocation of partnership interests to executives and key employees in two limited partnerships that were established to hold all initial or follow-on investments made by Safeguard during 1998. These limited partnership interests provided the participants, as a group, with the opportunity to receive distributions of up to a total of 10% of the shares of stock held by each limited partnership if the

[Logo]                                                                        27
value of the shares exceeds the established thresholds. Distributions generally will be made in five years, unless accelerated by the committee. The partnership interests were allocated to the participants based on their positions at Safeguard. Mr. Musser does not participate in the long-term incentive plan.

IRS Limits on Deductibility of Compensation.

Section 162(m) of the Internal Revenue Code provides that publicly held companies may not deduct in any taxable year compensation paid to any of the individuals named in the Summary Compensation Table in excess of one million dollars that is not "performance-based." To qualify as "performance-based" compensation, the committee's discretion to grant incentive awards must be strictly limited. Grants of stock options and SARs under our plans generally will meet the requirements of "performance-based compensation." Restricted stock grants generally will not qualify as, and performance units may not qualify as, "performance-based compensation." The committee believes that the benefit of retaining the ability to exercise discretion under Safeguard's incentive compensation plans outweighs the limited risk of loss of tax deductions under section 162(m). Therefore, the committee does not currently plan to take any action to qualify any of the incentive compensation plans under section 162(m).

Submitted by the Compensation Committee:

Robert A. Fox
Vincent G. Bell, Jr.
Russell E. Palmer

[Logo]                                                                       28

--------------------------------------------------------------------------------
                   EXECUTIVE COMPENSATION & OTHER ARRANGEMENTS
--------------------------------------------------------------------------------

               1998 Annual Compensation for the Top Five Officers

----------------------------------------------------------------------------------------------------------------------------
                                                                                Long Term Compensation
                                                                      -------------------------------------------
                                     Annual Compensation                         Awards               Payouts
                         ---------------------------------------------------------------------------------------------------
                                                                                      Securities
                                                        Other Annual   Restricted     Underlying     Long Term    All Other
                                                          Compen-        Stock        Options/      Incentive     Compen-
                                  Salary      Bonus        sation       Award(s)         SARS         Payouts       sation
   Name and Position     Year     ($)(1)       ($)         ($)(2)         ($)(3)        (#)(4)         ($)(5)       ($)(6)
----------------------------------------------------------------------------------------------------------------------------

Warren V. Musser,        1998   $ 305,000    $305,000   $   60,193          --            --            --        $  12,000
Chairman of the Board
and Chief                1997     290,000     290,000       63,004          --            --            --           12,000
Executive Officer (7)
                         1996     275,000     137,500        --             --            --            --           11,250
-----------------------------------------------------------------------------------------------------------------------------

Donald R. Caldwell,      1998   $ 265,000    $238,500        --                0             0      $    51,443   $  16,149
Former President and
Chief                    1997     252,000     226,800        --                0        30,000          --           16,149
Operating Officer (8)
                         1996     240,000     117,998        --          413,739        20,000          --           15,398
-----------------------------------------------------------------------------------------------------------------------------
Jerry L. Johnson,        1998   $ 240,000    $182,000        --                0        20,000      $    38,258   $  19,895
Executive Vice
President                1997     210,000     169,760        --                0        30,000          --           19,620

                         1996     200,000     154,039       46,110       379,079          --            --           15,582
-----------------------------------------------------------------------------------------------------------------------------
Edward R. Anderson,      1998   $ 360,000    $175,000        --             --               0          --        $  16,409
President and Chief
Executive Officer of     1997     360,000     530,122        --             --         300,000(9)       --           11,875
CompuCom Systems, Inc.
                         1996     310,000     360,907        --             --             --           --            2,673
-----------------------------------------------------------------------------------------------------------------------------
Thomas C. Lynch,         1998   $ 242,385    $241,300        --             --         500,000(9)   $    38,258   $  16,584
Executive Vice
President and Chief      1997     210,000     169,760        --                0        20,000          --           24,484
Operating Officer of
CompuCom Systems,
Inc. (10)
-----------------------------------------------------------------------------------------------------------------------------

[Logo]                                                                        29

Notes to Annual Compensation Table:

(1) Includes compensation that has been deferred by the top five officers under voluntary savings plans.

(2) For Mr. Musser, this amount includes $46,171 for personal use of Safeguard's plane in 1998. Mr. Musser's use of the plane increased starting in 1997 following a determination by the board of directors requiring him to travel on the company plane instead of commercial aircraft whenever possible for safety reasons.

(3) Restricted stock will receive the same dividends paid to all stockholders. At December 31, 1998, each individual held the following shares of restricted stock granted in prior years:

               Company              Donald R. Caldwell     Jerry L. Johnson        Thomas C. Lynch
     ----------------------------- --------------------- ---------------------- ----------------------

     Multigen-Paradigm                           34,137                     0                     0
     The Intellisource Group                     28,600                     0                     0
     Internet Capital Group                     130,000                97,500                97,500
     Diablo Research                             18,676                14,008                14,008
     Whisper Communications                       9,338                 7,004                 7,004
     ----------------------------- --------------------- ---------------------- ----------------------
     12/31/98 value of shares                 $ 582,866             $ 349,372             $ 349,372


     In June 1998, we released the shares of restricted stock of DocuCorp International, Inc. previously awarded to Messrs. Caldwell, Johnson and Lynch upon the satisfaction of the conditions of the grant.

     In 1997, we amended our long-term incentive plan. In lieu of restricted stock and share unit grants, we began offering participants an opportunity to purchase interests in limited partnerships established by Safeguard to hold its investments during a given year. See the table entitled "Long-Term Incentive Plan" for information relating to the limited partnership interests acquired by each named officer.

(4) Except as otherwise indicated in individual footnotes, options in this table are to acquire shares of Safeguard common stock.

(5) The 1998 payout represents the value of shares of DocuCorp International, Inc. distributed to Messrs. Caldwell, Johnson and Lynch based on their limited partnership interests in Safeguard 97 Capital L.P.

(6) For 1998, all other compensation includes the following amounts:


                                  Defined Contribution           Company Match              Life Insurance
                 Name                 Pension Plan          Voluntary Savings Plan          Premiums Paid
     ------------------------- --------------------------- -------------------------- ---------------------------
     Warren V. Musser                 $    7,200                 $    4,800                   $        0
     Donald R. Caldwell               $    7,200                 $    4,800                   $    4,149
     Jerry L. Johnson                 $    7,200                 $    4,800                   $    7,895
     Edward R. Anderson               $        0                 $    3,423                   $   12,986
     Thomas C. Lynch                  $        0                 $    4,100                   $   12,484


 (7) Mr. Musser does not participate in our stock option plans or long-term incentive plan.

 (8) Mr. Caldwell served as president and chief operating officer of Safeguard through February 1999.

 (9) Option granted by CompuCom Systems, Inc. to acquire shares of CompuCom common stock.

(10) Mr. Lynch served as senior vice president of Safeguard before joining CompuCom in October 1998. Amounts included in this table reflect payments made by Safeguard until October 1998 and by CompuCom for the balance of the year.

[Logo]                                                                        30

                            1998 Stock Option Grants

         The following tables relate to options to acquire Safeguard common stock unless otherwise noted.

-------------------------------------------------------------------------------------------------------------------
                                                                                        Potential Realizable Value
                                                                                         at Assumed Annual Rates
                                  Individual Grants                                           of Stock Price
                                                                                               Appreciation
                                                                                            for Option Term(1)
-------------------------------------------------------------------------------------------------------------------
                             Number of     % of Total
                             Securities     Options/
                             Underlying       SARS
                              Options/     Granted to       Exercise or
                                SARs       Employees in     Base Price     Expiration        5%            10%
          Name             Granted (#)(2)  Fiscal Year       ($/Sh)(3)        Date           ($)           ($)
-------------------------------------------------------------------------------------------------------------------
Warren V. Musser                    0           --             --             --            --            --
-------------------------------------------------------------------------------------------------------------------
Donald R. Caldwell                  0           --             --             --            --            --
-------------------------------------------------------------------------------------------------------------------
Jerry L. Johnson               20,000            8.8%      $   26.50        12/17/06    $  253,051    $   606,102
-------------------------------------------------------------------------------------------------------------------
Edward R. Anderson                  0           --             --             --            --              --
-------------------------------------------------------------------------------------------------------------------
Thomas C. Lynch               500,000(4)        14.7%      $    3.1875      10/22/08    $1,002,301     $ 2,540,027
-------------------------------------------------------------------------------------------------------------------

(1) These values assume that the shares appreciate at the compounded annual rate shown from the grant date until the end of the option term. These values are not estimates of future stock price growth of Safeguard or CompuCom Systems, Inc. Executives will not benefit unless the common stock price increases above the stock option exercise price.

(2) The Safeguard options vest 25% each year commencing on December 17, 1999, and have an eight-year term. The option exercise price may be paid in cash, by delivery of previously acquired shares, subject to certain conditions, or same-day sales (that is, a cashless exercise through a broker). The compensation committee may modify the terms of outstanding options, including acceleration of the exercise date.

(3) All options have an exercise price equal to the fair market value of the shares subject to each option on the grant date.

(4) CompuCom granted an option to Mr. Lynch to acquire shares of CompuCom common stock. The percentage of options granted represents the percentage granted to Mr. Lynch in relation the total options granted by CompuCom during 1998. The option was exercisable on the grant date and has a ten-year term. Mr. Lynch exercised this stock option in December 1998. If his employment is terminated, the shares purchased by Mr. Lynch may be repurchased by CompuCom at the exercise price. This repurchase right terminates as to 25% of the shares on October 22, 1999, and an additional 25% each year thereafter.


[Logo]                                                                        31

          1998 Stock Option Exercises and Year-End Stock Option Values

----------------------------------------------------------------------------------------------------------------------
                                                             Number of Securities           Value of Unexercised
                                                             Underlying Unexercised        In-The-Money Options/SARs
                              Shares                             Options/SARs             at Fiscal Year-End ($)(1)
                            Acquired on      Value           at Fiscal Year-End (#)
    Name                   Exercise (#)    Realized($)     Exercisable   Unexercisable      Exercisable Unexercisable
----------------------------------------------------------------------------------------------------------------------
Warren V. Musser                       0       --                    0               0      --              --
----------------------------------------------------------------------------------------------------------------------
Donald R. Caldwell               151,060    $3,554,160          41,440          37,500     $ 680,692     $       0
---------------------------------------------------------------------------------------------------------------------
Jerry L. Johnson                  14,076    $  161,874          73,424          62,500     $ 403,785     $ 141,250
----------------------------------------------------------------------------------------------------------------------
Edward R. Anderson
  CompuCom Options               775,000    $  427,814          60,000         240,000     $       0     $       0
----------------------------------------------------------------------------------------------------------------------
Thomas C. Lynch
  Safeguard Options               14,500    $  279,379          69,900          35,000     $ 352,894     $ 108,750
  CompuCom Options               500,000    $   31,250               0               0     $      0      $       0
----------------------------------------------------------------------------------------------------------------------

(1) Value is calculated using the difference between the option exercise price and the year-end stock price, multiplied by the number of shares subject to an option. The year-end stock prices used were $27.4375 per share of Safeguard common stock and $3.50 per share of CompuCom common stock.

[Logo]                                                                        32

                                             Long-Term Incentive Plan

--------------------------------------------------------------------------------------------------------

                                                                            Performance or Other Period
          Name/Partnership                Percentage Interest (1)            Until Maturation or Payout
--------------------------------------------------------------------------------------------------------
Warren V. Musser                                     --                                   --
-------------------------------------------------------------------------------------------------------
Donald R. Caldwell
  Safeguard 97 Capital L.P. (2)                      0.9750%                         5 years
  Safeguard 98 Capital L.P.                          0.9550%                         5 years
  Safeguard XL Capital L.P.:
    1997 investment pool (2)                         0.9256%                         5 years
    1998 investment pool                             0.9550%                         5 years
  Safeguard Partners Capital L.P.
    1996-A investment pool (3)                       1.0000%                         10 years
    1996-B investment pool (3)                       0.9750%                         10 years
    1997 investment pool (3)                         0.9750%                         10 years
    1998 investment pool                             0.9550%                         10 years
-------------------------------------------------------------------------------------------------------
Jerry L. Johnson
  Safeguard 97 Capital L.P. (2)                      0.7250%                         5 years
  Safeguard 98 Capital L.P.                          0.7050%                         5 years
  Safeguard XL Capital L.P.:
    1997 investment pool (2)                         0.6925%                         5 years
    1998 investment pool                             0.7050%                         5 years
  Safeguard Partners Capital L.P.
    1996-A investment pool (3)                       0.7500%                         10 years
    1996-B investment pool (3)                       0.7250%                         10 years
    1997 investment pool (3)                         0.7250%                         10 years
    1998 investment pool                             0.7050%                         10 years
-------------------------------------------------------------------------------------------------------
Edward R. Anderson                                   --                                   --
-------------------------------------------------------------------------------------------------------
Thomas C. Lynch
  Safeguard 97 Capital L.P. (2)                      0.7250%                         5 years
  Safeguard 98 Capital L.P.                          0.7050%                         5 years
  Safeguard XL Capital L.P.:
    1997 investment pool (2)                         0.6925%                         5 years
    1998 investment pool                             0.7050%                         5 years
  Safeguard Partners Capital L.P.
    1996-A investment pool (3)                       0.7500%                         10 years
    1996-B investment pool (3)                       0.7250%                         10 years
    1997 investment pool (3)                         0.7250%                         10 years
    1998 investment pool                             0.7050%                         10 years

--------------------------------------------------------------------------------------------------------

Notes to Long-Term Incentive Plan Table:

(1) Beginning in 1997, we established one or more limited partnerships to hold all investments approved and made by Safeguard during any given year. Under our long-term incentive plan, participants may purchase interests in these limited partnerships. For 1997 and 1998, we allocated up to a 10% interest for purchase by the participants. Safeguard, as the general partner of each partnership, retains a 90% interest in each partnership. Partnership interests vest 25% each year, generally starting on July 1 in the year following the investment. The compensation committee has the authority to accelerate vesting. A partnership will generally distribute the securities it holds to its partners after five to ten years, but may distribute securities earlier if the company has completed an IPO or has been sold. Safeguard must receive two times the cost of the equity securities of a company and repayment of any loans to the company before the limited partners receive any of the securities of the company. If that threshold is met, the limited partners will receive distributions of approximately 10% of the equity securities of the company. The percentages allocable to each named executive officer in each partnership are included in the above table.

[LOGO]                                                                       33

(2) Although these interests were attributable to services rendered in 1997, they have been included in the above table since the partnership interests were purchased in 1998.

(3) Messrs. Caldwell, Johnson and Lynch each previously acquired share units under our long-term incentive plan that entitled them to participate in a percentage of distributions made by EnerTech Capital Partners in excess of $6.0 million, SCP Private Equity Partners, L.P. in excess of $40.0 million, and TL Ventures III in excess of $20.6 million. In January 1999, Messrs. Caldwell, Johnson and Lynch exchanged these share units for an equal percentage of partnership interests in the 1996-A and 1996-B investment pools of Safeguard Partners Capital L.P. The interests in the 1997 Investment Pool, although allocated for services rendered in 1997, also were purchased in 1999 and therefore have been included in this table.


[LOGO]                                                                        34

Employment Contracts; Severance and Change-in-Control Arrangements

Edward Anderson entered into an employment agreement with CompuCom Systems, Inc. that provides for his employment as an executive officer through October 24, 1999, subject to annual renewals, at a minimum monthly salary of $30,000. The agreement entitles Mr. Anderson to a bonus of up to 120% of his base salary. In February 1999, CompuCom amended the agreement to delete payment of an additional bonus of $175,000 to Mr. Anderson on May 15, 1999 and, if the agreement is extended, on May 15, 2000. Instead, CompuCom agreed to pay $109,375 to Mr. Anderson in May 1999 covering the period of May through December 1998 and increased his salary, effective January 1999, by $175,000. CompuCom purchased a renewable term life insurance policy in the amount of $1,000,000, payable to Mr. Anderson's designated beneficiary, and a comprehensive long-term disability insurance policy and provides Mr. Anderson with other standard benefits available to senior management. If his employment is terminated without cause, or if CompuCom demotes him or reduces his salary or benefits below the level described in his agreement, Mr. Anderson will be entitled to payment of his salary for the remaining term of the agreement. Mr. Anderson has agreed not to compete with CompuCom for two years after his voluntary termination of employment, and if his employment is terminated for any reason other than due cause, for the same period of time for which he receives compensation. Within 10 days of a change in control, all unvested stock options held by Mr. Anderson to purchase shares of CompuCom and ClientLink, Inc. will be vested. If he voluntarily leaves within six months of a change in control, he will be entitled to receive, in a lump sum payment, all payments due to him for the remainder of the agreement.

Relationships and Related Transactions with Management and Others

In connection with restricted stock awards made under our long-term incentive plan in February 1997, Safeguard loaned each recipient an amount equal to the related income taxes. These are full recourse loans secured by a pledge of the restricted shares. The notes bear interest at an annual rate of 5.81%. Payment of the principal and accrued interest, originally due on February 12, 1999, was extended until February 12, 2000. The following table shows the amounts outstanding for each executive officer or director:

-----------------------------------------------------
        Name           At 1/1/98       At 2/28/99
-----------------------------------------------------
D. Caldwell            $  201,241       $ 202,998
--------------------- --------------------------------
J. Johnson             $  166,167       $ 167,726
-----------------------------------------------------
T. Lynch               $  184,382       $ 185,992
-----------------------------------------------------
J. Ounsworth           $  150,933       $ 152,251
-----------------------------------------------------
G. Rieger              $  120,746       $ 121,800
-----------------------------------------------------
M. Miles               $  120,746       $ 121,800
-----------------------------------------------------
D. Johnson             $   60,375       $  60,902
-----------------------------------------------------

In October 1998, Safeguard loaned Donald Caldwell the sum of $500,000. The loan is evidenced by a full recourse one-year promissory note. Interest on the note accrues at a rate equal to two percent above the lesser of Safeguard's effective lending rate from, or the announced prime rate of, PNC Bank, N.A. In December 1998, Mr. Caldwell paid $100,000. The balance due of $418,451 was paid in March 1999 by delivering 10,000 shares of Safeguard common stock and a cash payment of $47,826.

In 1994, Edward Anderson exercised an option to purchase 350,000 shares of CompuCom common stock and delivered to CompuCom a full recourse promissory note in the amount of $1,181,250 in payment of the exercise price. Interest on the note accrues at the rate of 6% per annum and was initially payable on an annual basis. The note was replaced with a new note in February 1997 that extended the due date to February 1999. That note was amended in February 1999 to extend the due date to October 22, 2001, and to provide for payment of interest at maturity rather than on an annual basis. The highest outstanding balance during 1998, and the balance outstanding at February 28, 1999, was $900,000. The note is secured by a pledge of 266,667 shares of CompuCom common stock.

[LOGO]                                                                        35

In October 1998, Edward Anderson exercised stock options to acquire 647,000 shares of CompuCom common stock and delivered to CompuCom in payment of the exercise cost a note in the sum of $2,021,875. The note bears interest at the annual rate of 5.1% and is secured by a pledge of the CompuCom shares. Interest is payable annually commencing October 22, 1999. The principal and unpaid accrued interest on the note is due on October 22, 2001.

In December 1998, CompuCom loaned Thomas Lynch the sum of $796,875 in connection with his exercise of stock options to acquire 500,000 shares of CompuCom common stock. The loan is evidenced by a full recourse promissory note which bears interest at the annual rate of 4.33% and is secured by the 500,000 shares of CompuCom common stock. Principal and accrued interest on the note is due on December 31, 2001. Safeguard also loaned Mr. Lynch the sum of $806,078 which is evidenced by a full recourse promissory note and contains the same terms as the CompuCom note. This note is secured by securities and partnership interests awarded to Mr. Lynch under our long-term incentive plan and a negative pledge of certain property located in Radnor, Pennsylvania.

In February 1999, Safeguard purchased a majority interest in aligne incorporated. Mr. Wallaesa, our president and COO, was a co-founder and significant stockholder of aligne. The purchase price for the interest in aligne was determined by negotiations between Safeguard and aligne and was based on an analysis of aligne's financial position and a comparison with other similarly situated companies. We also obtained a written report indicating the reasonableness of the investment by Howard Lawson & Co., an investment banking firm. This transaction was approved by our board of directors prior to Mr. Wallaesa's appointment as president, COO and a director of Safeguard. Safeguard exchanged 441,518 shares of Safeguard common stock, valued at $17.6 million, for an 80% interest in aligne. Mr. Wallaesa received 183,966 of the Safeguard shares, valued at $7.3 million, for his aligne shares. One-half of the Safeguard shares issued in this transaction were delivered to the aligne stockholders at closing. The remaining shares have been issued in their names but will be retained by Safeguard until the established revenue targets for 1999 and 2000 have been achieved. If aligne fails to achieve the target revenues for each year, one-half of the shares retained by Safeguard pending achievement of the targets for each year will be returned to Safeguard.

Safeguard has invested $8.2 million for a minority ownership interest in MegaSystems, Inc. and has guaranteed a $1.5 million loan. In March 1999, Safeguard agreed to loan MegaSystems $1,555,556, of which $900,000 has been funded to date. The loan bears interest at the annual rate of 8% and is secured by the assets of MegaSystems. The outstanding principal and accrued interest will become payable in March 2000. The loan is initially convertible into 1,555,556 shares of common stock of MegaSystems. In connection with this loan, MegaSystems also issued to Safeguard warrants to purchase 518,518 shares of MegaSystems preferred stock at an exercise price of $.01. Warren Musser, the chairman, CEO and 9.5% stockholder in Safeguard, has a personal relationship with the chief executive officer of MegaSystems.

Safeguard has participated in the organization of several venture capital funds and participates in the management of these funds as a general partner and through the management companies for the funds. Safeguard also invests in each of the funds as a limited partner.

Robert Keith, vice chairman of our board of directors, is the president and CEO of TL Ventures, the management company for TL Ventures III. Mr. Keith, Safeguard, and Stephen Andriole, an executive officer of Safeguard, are general partners in the TL Ventures funds and in EnerTech Capital Partners, and they participate in the profits of these funds. TL Ventures receives management fees

[LOGO]                                                                        36
from the TL Ventures funds and indirectly from EnerTech. TL Ventures pays Safeguard up to $1 million each year for management and operational services to TL Ventures and the funds and approximately $160,000 for the rental of office space. Safeguard has invested or committed a total of $20.213 million in these four funds. Safeguard owns less than 7% of the partnership interests of each of these funds.

Mr. Keith and several other directors of Safeguard also have invested in one or more of these funds. Their ownership interests do not exceed 1% of any fund individually or 2% of any fund in the aggregate. Safeguard often invests in companies together with the TL Ventures funds.

Safeguard made a capital commitment of $5 million to Cambridge Technology Capital Fund I L.P., a $25 million fund in which TL Ventures III also invested. Two directors of Safeguard have invested an aggregate of $1.2 million in this fund.

Heinz Schimmelbusch, a Safeguard director, is a general partner of Safeguard International Fund and participates in the profits of the fund. He also is one of three members of the management company of the fund. Safeguard has invested or committed $25 million to date in this fund and owns 11% of the limited partnership interests.

Ken Fox, the son of Safeguard director, Robert Fox, is an executive officer, director and 4% stockholder of Internet Capital Group, Inc., a business-to-business e-commerce company. Safeguard invested $29.25 million in Internet Capital Group and owns 26% of the company on a fully diluted basis. Several directors and executive officers of Safeguard, either directly or through related entities, also have invested in the company. Their ownership interests do not exceed 4% individually or 7% in the aggregate.

A number of Safeguard executive officers hold stock in XL Vision, a Safeguard partnership company, which they acquired through our long-term incentive plan. As XL Vision stockholders, they generally invest, together with Safeguard, in new companies spun out of XL Vision. In 1998, Safeguard invested $7.7 million in Integrated Visions and $5.5 million in Who? Vision Systems, Inc. Safeguard's executive officers acquired no more than 1% in each company individually and 2% in each company in the aggregate.

Independent Public Accountants

KPMG LLP has been our independent public accountants since 1986. We intend to retain them for 1999. Representatives of KPMG LLP are expected to be present at the annual meeting, will have an opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.


[LOGO]                                                                        37

--------------------------------------------------------------------------------
                                   APPENDIX I
--------------------------------------------------------------------------------

If the stockholders approve Item 3 but do not approve Item 4, then the following resolution will be adopted and filed:

         RESOLVED, that the first paragraph of Article 5th of the Company's Articles of Incorporation be amended to read in its entirety as follows:

         5th. The Corporation shall be authorized to issue 500,055,423 shares of capital stock, which shall be divided into 500,000,000 shares of Common Stock, with a par value of ten cents ($.10) per share (the "Common Stock"), and 55,423 shares of Preferred Stock, with a par value of ten dollars ($10.00) per share (the "Preferred Stock").

--------------------------------------------------------------------------------
                                   APPENDIX II
--------------------------------------------------------------------------------

If the stockholders approve item 4 but do not approve item 3, then the following resolution will be adopted and filed:

         RESOLVED, that Article 5th of the Company's Articles of Incorporation be amended to read in its entirety as follows:

         5th. The Corporation shall be authorized to issue 101,000,000 shares of capital stock, which shall be divided into 100,000,000 shares of Common Stock, with a par value of ten cents ($.10) per share (the "Common Stock"), and 1,000,000 shares of Preferred Stock, with a par value of ten cents ($.10) per share (the "Preferred Stock").

         The following is a statement of the voting rights, preferences, limitations and special rights in respect of the authorized capital stock of the Corporation.

                               I. PREFERRED STOCK

         A.  Description of Undesignated Preferred Stock

         The Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation shall have authority to the fullest extent permitted under the Pennsylvania Business Corporation Law to adopt by resolution from time to time one or more Statements with Respect to Shares providing for the designation of one or more classes or series of Preferred Stock and the voting rights, preferences, limitations and special rights, if any, and to fix or alter the number of shares comprising any such class or series, subject to any requirements of the Pennsylvania Business Corporation Law and these Articles of Incorporation, as amended from time to time.

         The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix the following preferences and powers, which may vary as between different classes or series of Preferred Stock:

         (1) the distinctive designation of such class or series and the number of shares to constitute such class or series;

         (2) the rate at which dividends on the shares of such class or series shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

         (3) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

         (4) the special and relative rights and preferences, if any, and the amount or amounts per share which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

         (5) the terms and conditions, if any, upon which shares of such class or series shall be convertible into, or exchangeable for, shares of capital

[LOGO]                                                                        39
     stock of any other class or series, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

         (6) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

         (7) voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock;

         (8) limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

         (9) such other preferences, limitations, and special rights, if any, thereof as the Board of Directors of the Corporation, by the vote of the members of the Board of Directors then in office acting in accordance with these Articles of Incorporation, as amended from time to time, or any Preferred Stock, may deem advisable and which are not inconsistent with law, the provisions of these Articles of Incorporation, as amended from time to time, or the provisions of any such Statement with Respect to Shares.

                                II. COMMON STOCK

         A. Priority. All voting rights, preferences, limitations and special rights, if any, of the Common Stock are expressly made subject to and subordinate to those that may be fixed with respect to the Preferred Stock.

         B. Voting Rights. Each holder of record of Common Stock shall be entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation. Except as otherwise required by law, these Articles of Incorporation, and any Statement with Respect to Shares with respect to any Preferred Stock, the holders of Common Stock and Preferred Stock shall vote together as a single class on all matters submitted to stockholders for a vote.

         C. Dividends. Subject to provisions of law, these Articles of Incorporation, and any Statement with Respect to Shares with respect to any Preferred Stock, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in their sole discretion.

         D. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution, subject to any rights of holders of Preferred Stock to participate with the holders of Common Stock in any such distribution of remaining assets.


[LOGO]                                                                        40

                                [SAFEGUARD LOGO]
                           800 The Safeguard Building
                              435 Devon Park Drive
                                 Wayne, PA 19087

                                 (610) 293-0600
                         Toll-Free Number (888) SFE-1200

               For more information about Safeguard, please visit
                        our website at www.safeguard.com

-------------------------------------------------------------------------------------------------------------------

                      DIRECTIONS TO THE DESMOND GREAT VALLEY HOTEL AND CONFERENCE CENTER
                                            One Liberty Boulevard
                                              Malvern, PA 19355
                                               (610) 296-9800

-------------------------------------------------------------------------------------------------------------------
  From Philadelphia                                           From Wilmington and Points South (Delaware and
                                                              Maryland)
  Take the Schuylkill Expressway (I-76) West. Follow I-76
  West to Route 202 South. Take Route 202 South to the        Take I-95 to Route 202 North. Follow Route 202
  Great Valley/Route 29 North Exit. At the end of the         North to the Great Valley/Route 29 North Exit. Turn
  ramp, proceed straight through the traffic light onto       right onto Route 29 North. Turn right at the second
  Liberty Boulevard. The hotel will be on the right.          light onto Liberty Boulevard. The hotel will be on
                                                              the left.
--------------------------------------------------------------------------------------------------------------------
  From South New Jersey                                       From Harrisburg and Points West

  Take I-95 South to Route 322 West. Take 322 West to US      Take PA Turnpike East to Exit 24, Valley Forge.
  Route 1 South to Route 202 North. Take Route 202 North      Take Route 202 South to Great Valley/Route 29 North
  to Great Valley/Route 29 North Exit. Turn right onto        Exit. At the end of the ramp, proceed straight
  Route 29 North. Turn right at second light onto             through traffic light onto Liberty Boulevard. The
  Liberty Boulevard. The hotel will be on the left.           hotel will be on the right.

---------------------------------------------------------------------------------------------------------------------
  From Philadelphia Airport                                   From New York and Points North

  Take I-95 South to 476 North. Follow 476 North to the       Take the New Jersey Turnpike South to Exit 6, the
  Schuylkill Expressway (I-76) West to Route 202 South.       Pennsylvania Turnpike extension. Follow the
  Take Route 202 South to the Great Valley/Route 29 North     Turnpike West to Exit 24, Valley Forge. Take Route
  Exit. At the end of the ramp, proceed straight through      202 South to the Great Valley/Route 29 North Exit.
  the traffic light onto Liberty Boulevard. The hotel         At the end of the ramp, proceed through the light
  will be on the right.                                       onto Liberty Boulevard. The hotel is on the right.

---------------------------------------------------------------------------------------------------------------------

Please mark
your votes as         X
indicated in
this example


THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1, 2, 3 AND 4.

1. ELECTION OF DIRECTORS                          WITHHELD
   Nominees:                        FOR            FOR ALL
                                    |  |            |  |

Warren V. Musser
Judith Areen
Vincent G. Bell, Jr.
Michael J. Emmi
Robert A. Fox
Delbert W. Johnson
Robert E. Keith, Jr.


Jack L. Messman
Russell E. Palmer
John W. Poduska, Sr.
Heinz Schimmelbusch
Hubert J. P. Schoemaker
Harry Wallaesa
Carl J. Yankowski

TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WHILE VOTING FOR THE REMAINDER, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST.

TO CUMULATE VOTES, WRITE "CUMULATE FOR" IN THE SPACE BELOW, FOLLOWED BY THE NAME OF THE NOMINEE(S) AND THE NUMBER OF VOTES TO BE CAST FOR EACH NOMINEE.


                                               FOR        AGAINST       ABSTAIN
2. ADOPTION OF THE 1999 EQUITY                 |  |         |  |          |  |
COMPENSATION PLAN


                                               FOR        AGAINST       ABSTAIN
3. AMENDMENT TO ARTICLES TO                    |  |         |  |          |  |
INCREASE AUTHORIZED SHARES OF COMMON STOCK


                                               FOR        AGAINST       ABSTAIN
4. AMENDMENT TO ARTICLES TO                    |  |         |  |          |  |
INCREASE AUTHORIZED SHARES OF PREFERRED STOCK



Signature(s)___________________________________________________________________

Date: ____________________, 1999

YOU MUST SIGN EXACTLY AS YOUR NAME APPEARS ON THIS CARD. If shares are jointly owned, you must both sign. Include title if you are signing as an attorney, executor, administrator, trustee or guardian, or on behalf of a corporation or partnership.

                              FOLD AND DETACH HERE


                                     [LOGO]


                           800 The Safeguard Building
                              435 Devon Park Drive
                              Wayne, PA 19087-1945

                              Phone: (610) 293-0600
                            Toll-Free: (888) SFE-1200
                               Fax: (610) 293-0601

        For more information about Safeguard, please visit our website at
                                www.safeguard.com


                  If you cannot attend the meeting in person,
            you may listen to the meeting over the Internet through
                                 Vcall, Inc. at
                              http://www.vcall.com.

         Please go to this web site approximately fifteen minutes early to register and download any necessary audio software.

PROXY

                           SAFEGUARD SCIENTIFICS, INC.
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Please sign and date this proxy, and indicate how you wish to vote, on the back of this card. Please return this card promptly in the enclosed envelope. Your vote is important.

When you sign and return this proxy card, you

o appoint Warren V. Musser and James A. Ounsworth, and each of them (or any substitutes they may appoint), as proxies to vote your shares, as you have instructed, at the annual meeting on May 20, 1999, and at any adjournments of that meeting,

o authorize the proxies to vote, in their discretion, upon any other business properly presented at the meeting, and

o revoke any previous proxies you may have signed.

IF YOU DO NOT INDICATE HOW YOU WISH TO VOTE, THE PROXIES WILL VOTE FOR ALL NOMINEES TO THE BOARD OF DIRECTORS, FOR ADOPTION OF THE 1999 EQUITY COMPENSATION PLAN, FOR BOTH AMENDMENTS TO THE ARTICLES OF INCORPORATION, AND AS THEY MAY DETERMINE, IN THEIR DISCRETION, WITH REGARD TO ANY OTHER MATTER PROPERLY PRESENTED AT THE MEETING.



                              FOLD AND DETACH HERE